Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-268250 and No. 333-268247) of United States Commodity Index Funds Trust (the “Trust”), consisting of the United States Commodity Index Fund and United States Copper Index Fund, each a Series of the Trust, of our report dated February 27, 2026, with respect to the statements of financial condition of the Fund, including the schedules of investments, as of December 31, 2025, and the related statements of operations, changes in partners’ capital, and cash flows for the year then ended and the effectiveness of internal control over financial reporting as of December 31, 2025, which appears in this Form 10-K, and to the reference to our Firm as “Experts” in such Registration Statements.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

February 27, 2026

COHEN & COMPANY, LTD.

Registered with the Public Company Accounting Oversight Board

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